Exhibit 99.1

AMCI ACQUISITION CORP.
BALANCE SHEET

	November 20, 2018	Pro Forma Adjustments	Pro Forma Totals
		(unaudited)	(unaudited)
ASSETS
Current Assets
Cash	$1,269,576	$-	$1,269,576
Prepaid expenses and other current assets	109,400	-	109,400
Total Current Assets	1,378,976	-	1,378,976

Cash held in Trust Account	200,000,000	20,520,770	220,520,770
Total Assets	$201,378,976	$20,520,770	$221,899,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued offering costs	$69,234	$-	$69,234
Accrued expenses	100,688	-	100,688
Promissory note – related party	218,610	-	218,610
Total Current Liabilities	388,532		388,532

Deferred underwriting fees	7,000,000	718,227	7,718,227
Total Liabilities	7,388,532	718,227	8,106,759

Commitments

Common stock subject to possible redemption, 18,899,044 and 20,879,298 shares at redemption value	188,990,440	19,802,540	208,792,980

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	-	-	-
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; 1,100,956 and 1,172,779 shares issued and outstanding (excluding 18,899,044 and 20,879,298 shares subject to possible redemption)	110	7	117
Class B Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 and 5,513,019 shares issued and outstanding(1)	575	(24)	551
Additional paid-in capital	5,009,897	20	5,009,917
Accumulated deficit	(10,578)	-	(10,578)
Total Stockholders’ Equity	5,000,004	3	5,000,007
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$201,378,976	$20,520,770	$221,899,746